UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 8, 2010
Date of Report (Date of earliest event reported)

Sterling Banks, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-133649	20-4647587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

3100 Route 38, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

(856) 273-5900 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 8, 2010, Sterling Banks, Inc. (the “Company”) held a Special Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Special Meeting, the shareholders of the Company voted on the following proposal described in the Company’s Proxy Statement dated April 26, 2010.

The sole proposal voted on by the shareholders of the Company at the Special Meeting was as follows:

The shareholders of the Company approved and adopted the Agreement and Plan of Merger, dated as of March 17, 2010, among Roma Financial Corporation, Roma Bank, Sterling Banks, Inc. and Sterling Bank, as it may be amended from time to time, as set forth below:

Votes For	Votes Against	Abstentions
3,478,429	184,373	5,700

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Banks, Inc.
Dated: June 8, 2010
	By:	/s/ Robert H. King
Robert H. King
President and
Chief Executive Officer